FORM U-2
UNIFORM CONSENT TO SERVICE OF PROCESS

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned Community Redevelopment Inc. X☐ a corporation, ☐ partnership, ☐ other ________ organized under the laws of Oklahoma, or ☐an individual for purposes of complying with the laws of the States indicated hereunder relating to either the registration or sale of securities, hereby irrevocably appoints the officers of the States so designated hereunder and their successors in such offices, its attorney in those States so designated upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of, or in connection with, the sale of securities or out of violation of the aforesaid laws of the States so designated; and the undersigned does hereby consent that any such action or proceeding against it may be commenced in any court of competent jurisdiction and proper venue within the States so designated hereunder by service of process upon the officers so designated with the same effect as if the undersigned was organized or created under the laws of that State and have been served lawfully with process in that State.

It is requested that a copy of any notice, process, or pleading served hereunder by mailed to:

Phillip Sands, Chief Executive Officer
NAME

Community Redevelopment Inc., 9 Medway Road, Suite C, Milford, MA 01757
ADDRESS

Place a "✔" before the names of all the States for which the person executing this form is appointing the designated Officer of that State as its attorney in that State for receipt of service of process:

☐ ALABAMA	Secretary of State	☐ DELAWARE	Securities Commissioner
☐ ALASKA	Administrator of the Division of Banking and Corporations, Department of Commerce and Economic Development	☐ DISTRICT OF COLUMBIA	Public Service Commissioner
		☐ FLORIDA	Department of Banking and Finance
☐ ARIZONA	The Corporation Commission	☐ GEORGIA	Commissioner of Securities
☐ ARKANSAS	The Securities Commissioner	☐ GUAM	Administrator, Department of Finance
☐ CALIFORNIA	Commissioner of Corporations	☐ HAWAII	Commissioner of Securities
☐ COLORADO	Securities Commissioner	☐ IDAHO	Director, Department of Finance
☐ CONNECTICUT	Banking Commissioner	☐ ILLINOIS	Secretary of State
☐ IOWA	Commissioner of Insurance	☐ INDIANA	Secretary of State
☐ KANSAS	Secretary of State	☐ OHIO	Secretary of State

☐ KENTUCKY	Director, Division of Securities	☐ OREGON	Director, Department of Insurance and Finance
☐ LOUISIANA	Commissioner of Securities	☒ OKLAHOMA	Securities Administrator
☐ MAINE	Administrator, Securities Division	*** PENNSYLVANIA	Pennsylvania does not require filing of a Consent to Service of Process.
☐ MARYLAND	Commissioner of the Division of Securities	☐ PUERTO RICO	Commissioner of Financial Institutions
☐ MASSACHUSETTS	Secretary of State	☐ RHODE ISLAND	Director of Business Regulation
☐ MICHIGAN	Administrator, Corporation and Securities Bureau, Department of Commerce	☐ SOUTH CAROLINA	Secretary of State
☐ MINNESOTA	Commissioner of Commerce	☐ SOUTH DAKOTA	Secretary of State
☐ MISSISSIPPI	Secretary of State	☐ TENNESSEE	Commissioner of Commerce and Insurance
☐ MISSOURI	Securities Commissioner	☐ TEXAS	Securities Commissioner
☐ MONTANA	State Auditor and Commissioner of Insurance	☐ UTAH	Director, Division of Securities
☐ NEBRASKA	Director of Banking and Finance	☐ VERMONT	Secretary of State
☐ NEVADA	Secretary of State	☐ VIRGINIA	Clerk, State Corporation Commission
☐ NEW HAMPSHIRE	Secretary of State	☐ WASHINGTON	Director of the Department of Financial Institutions
☐ NEW JERSEY	Chief, Securities Bureau	☐ WEST VIRGINIA	Commissioner of Securities
☐ NEW MEXICO	Director, Securities Division	☐ WISCONSIN	Commissioner of Securities
☐ NEW YORK	Secretary of State	☐ WYOMING	Secretary of State
☐ NORTH CAROLINA	Secretary of State		
☐ NORTH DAKOTA	Securities Commissioner		

Dated this 12th day of May, 2026

Community Redevelopment Inc.

By Phillip Sands [signature]

(SEAL)

TITLE Chief Executive Officer

CORPORATE ACKNOWLEDGMENT

State or Province of Massachusetts)
County of ~~Worcester~~ NORFOLK) ss.

On this 12th day of MAY, 2026, before me LINDA R. HANSON the undersigned officer, personally appeared Phillip Sands known personally to me to be the Chief Executive Officer (TITLE) of the above named corporation and acknowledged that he , as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

LINDA R. HANSON
Notary Public
COMMONWEALTH OF MASSACHUSETTS
My Commission Expires
July 28, 2028

NOTARY PUBLIC/COMMISSIONER OF OATHS

My commission expires: JULY 28, 2028

INDIVIDUAL OR PARTNERSHIP ACKNOWLEDGMENT

State or Province of MASSACHUSETTS)
County of NORFOLK) ss.

On this 12th day of MAY, 2026, before me LINDA R. HANSON, the undersigned officer, personally appeared PHILLIP SANDS to me personally known and known to me to be the same person(s) whose name(s) is (are) signed to the foregoing instrument, and acknowledged the execution thereof for the uses and purposes therein set forth.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

LINDA R. HANSON
Notary Public
COMMONWEALTH OF MASSACHUSETTS
My Commission Expires
July 28, 2028

NOTARY PUBLIC/COMMISSIONER OF OATHS

My commission expires: JULY 28, 2028

INSTRUCTIONS TO FORM U-2
UNIFORM CONSENT TO SERVICE OF PROCESS

1. The name of the issuer is to be inserted in the blank space on line 1 of Uniform FORM U-2 ("Form").

2. The type of person executing the Form is to be described by striking out the inapplicable nomenclature in lines 2 - 4 and, if appropriate, by inserting a description of the person in the blank space provided on line 2 of the form.

3. The name of the jurisdiction under which the issuer was formed or is to be formed is to be inserted in the blank space on line 3 of the Form.

4. The person to whom a copy of any notice, process or pleading which is served pursuant to the Consent to Service of Process is to be inserted in the appropriate blank spaces at the end of page 1 of the Form.

5. A "✔" is to be placed in the space before the names of all States which the person executing this Form lawfully is appointing the officer of each State so designated on the Form as its attorney in that State for receipt of service of process.

6. A manually signed Form must be filed with each State requiring a Consent to Service of Process on FORM U-2 at the office so designated by the laws or regulations of that State and must be accompanied by the exact filing fee, if any.

7. The Form must be signed by the issuer. If the issuer is a corporation, it should be signed in the name of the corporation by an executive officer duly authorized; if a partnership, it should be signed in the name of the partnership by a general partner, and if an unincorporated association or other organization which is not a partnership, the Form should be signed in the name of such organization by a person responsible for the direction or management of its affairs.

8. If the Form is mailed, it is advisable to send it by registered or certified mail, postage prepaid, return receipt requested.

FORM U-2A UNIFORM CORPORATE RESOLUTION

UNIFORM FROM OF
CORPORATE RESOLUTION
OF

Community Redevelopment Inc.
(Name of Corporation)

RESOLVED, that it is desirable and in the best interest of this Corporation that its securities be qualified or registered for sale in various states; that the President or any Vice President and the Secretary or an Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Corporation as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of this Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken.

CERTIFICATE

The undersigned hereby certifies that he is the PRESIDENT AND Secretary of Community Redevelopment Inc., a corporation organized and existing under the laws of the State of Oklahoma; that the foregoing is a true and correct copy of a resolution duly adopted at a meeting of the Board of Directors of said corporation held on the 12th day of MAY, 2026, at which meeting a quorum was at all times present and acting; that the passage of said resolution was in all respects legal; and that said resolution is in full force and effect.

Dated this 12th day of MAY, 2026.

(CORPORATE SEAL)

Secretary [signature]